Exhibit 99.1

Comcast Corporation and NBCUniversal Enterprise, Inc. Commence Offers to Purchase Certain of their Outstanding Senior Debt Securities

June 11, 2020 7:49 AM Eastern Daylight Time

PHILADELPHIA, Pennsylvania.--(BUSINESS WIRE)—Comcast Corporation (“Comcast”) today announced that it has commenced a cash tender offer to purchase any and all of its outstanding Floating Rate Notes due 2021 (the “Comcast Notes”) and NBCUniversal Enterprise, Inc., a subsidiary of Comcast (“NBCU Enterprise” and, together with Comcast, the “Issuers”) has commenced a cash tender offer to purchase any and all of its outstanding Senior Floating Rate Notes due 2021 (the “NBCU Enterprise Notes” and, together with the Comcast Notes, the “Notes”).

The purchase price for each $1,000 principal amount of each Note validly tendered and accepted for purchase pursuant to the tender offers (the “Consideration”) is set forth in the below table. All holders whose Notes are accepted for purchase will also receive accrued and unpaid interest on the purchased Notes from the last interest payment date for such Notes up to, but excluding, the Settlement Date (as defined below).

Title of Security	CUSIP	Aggregate Principal Amount Outstanding	Interest Rate	Maturity	Consideration(1)
Floating Rate Notes due 2021 issued by Comcast Corporation	20030NCW9	$1,000,000,000	3-month USD LIBOR + 0.440%	October 1, 2021	$1,006.00
Senior Floating Rate Notes due 2021 issued by NBCUniversal Enterprise, Inc.	63946CAG3	$1,500,000,000	3-month USD LIBOR + 0.400%	April 1, 2021	$1,003.50

(1)	Per $1,000 principal amount of Notes validly tendered before the Expiration Time, not validly withdrawn and accepted for purchase. In addition to the Consideration, holders will also receive accrued and unpaid interest on the Notes from the last interest payment date up to, but excluding, the Settlement Date (as defined herein).

The tender offers will expire at 5:00 p.m., New York City time, on June 17, 2020, unless extended or earlier terminated (the “Expiration Time”). Holders who have validly tendered their Notes may withdraw such Notes at any time at or prior to the Expiration Time. The Guaranteed Delivery Date is June 19, 2020. The Issuers expect to pay the Consideration for Notes validly tendered and not validly withdrawn at or prior to the Expiration Time on June 22, 2020, the third business day following the Expiration Time (the “Settlement Date”). The tender offers are conditioned upon satisfaction of certain conditions, but are not conditioned upon any minimum amount of Notes being tendered.

The complete terms and conditions of the tender offers are set forth in the Offer to Purchase, dated June 11, 2020 (the “Offer to Purchase”) and in the related Letter of Transmittal and Notice of Guaranteed Delivery, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the tender offers. The Issuers have retained Goldman Sachs & Co. LLC and MUFG Securities Americas Inc. to act as Joint Dealer Managers in connection with the tender offers. Copies of the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from D.F. King & Co., Inc., the Tender and Information Agent for the tender offers, by phone at (212) 269-5550 (banks and brokers) or (866) 530-8623 (all others), by email at cmcsa@dfking.com or online at https://www.dfking.com/cmcsa. Questions regarding the tender offers may also be directed to the Joint Dealer Managers as set forth below:

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Attention: Liability Management Group U.S.: (212) 357-1452 Toll-Free: (800) 828-3182	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020 Attention: Liability Management U.S.: (212) 405-7481 Toll-Free: (877) 744-4532

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The tender offers are being made only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery. The tender offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offers will be made by the Joint Dealer Managers on behalf of the Issuers. None of the Issuers, the Tender and Information Agent or the Joint Dealer Managers, nor any of their affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company with three primary businesses: Comcast Cable Communications, LLC (“Comcast Cable”), NBCUniversal Media, LLC (“NBCUniversal”), and Sky Limited (“Sky”). Comcast Cable is one of the United States’ largest high-speed internet, video, and phone providers to residential customers under the Xfinity brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the Xfinity brand. NBCUniversal is global and operates news, entertainment and sports cable networks, the NBC and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures, and Universal Parks and Resorts. Sky is one of Europe's leading media and entertainment companies, connecting customers to a broad range of video content through its pay television services. It also provides communications services, including residential high-speed internet, phone, and wireless services. Sky operates the Sky News broadcast network and sports and entertainment networks, produces original content, and has exclusive content rights. Visit www.comcastcorporation.com for more information.

Forward-looking statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

Our businesses may be affected by, among other things, the following:

•	the COVID-19 pandemic could have a material adverse effect on our businesses and results of operations;

•	our businesses operate in highly competitive and dynamic industries, and our businesses and results of operations could be adversely affected if we do not compete effectively;

•	changes in consumer behavior driven by online video distribution platforms for viewing content continue to adversely affect our businesses and challenge existing business models;

•	a decline in advertisers’ expenditures or changes in advertising markets could negatively impact our businesses;

•	our businesses depend on keeping pace with technological developments;

•	we are subject to regulation by federal, state, local and foreign authorities, which impose additional costs and restrictions on our businesses;

•	programming expenses for our video services are increasing, which could adversely affect Comcast Cable’s and Sky’s video businesses;

•	NBCUniversal’s and Sky’s success depends on consumer acceptance of their content, and their businesses may be adversely affected if their content fails to achieve sufficient consumer acceptance or the costs to create or acquire content increase;

•	the loss of programming distribution and licensing agreements, or the renewal of these agreements on less favorable terms, could adversely affect our businesses;

•	less favorable telecommunications access regulations, the loss of Sky’s transmission agreements with satellite or telecommunications providers or the renewal of these agreements on less favorable terms could adversely affect Sky’s businesses;

•	we rely on network and information systems and other technologies, as well as key properties, and a disruption, cyber attack, failure or destruction of such networks, systems, technologies or properties may disrupt our businesses;

•	our businesses depend on using and protecting certain intellectual property rights and on not infringing the intellectual property rights of others;

•	we may be unable to obtain necessary hardware, software and operational support;

•	weak economic conditions may have a negative impact on our businesses;

•	acquisitions and other strategic initiatives present many risks, and we may not realize the financial and strategic goals that we had contemplated;

•	we face risks relating to doing business internationally that could adversely affect our businesses;

•	unfavorable litigation or governmental investigation results could require us to pay significant amounts or lead to onerous operating procedures;

•	labor disputes, whether involving employees or sports organizations, may disrupt our operations and adversely affect our businesses;

•	the loss of key management personnel or popular on-air and creative talent could have an adverse effect on our businesses; and

•	our Class B common stock has substantial voting rights and separate approval rights over several potentially material transactions, and our Chairman and CEO has considerable influence over our company through his beneficial ownership of our Class B common stock

You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward Looking Statements” and “Risk Factors” in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as filed with the SEC.

Contacts

Investor Contacts:
Marci Ryvicker (215) 286-4781

Jane Kearns (215) 286-4794

Marc Kaplan (215) 286-6527

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